Exhibit 99.1
Wayfair Shares Business Update
Steve Oblak to retire in Q1 2024; Jon Blotner to be named Chief Commercial Officer
Q2 revenue trend improving, led by growth in orders

BOSTON, Mass. – June 7, 2023 – Wayfair Inc. (NYSE:W), one of the world’s largest destinations for the home, today shared an update on its business leadership and performance. The company announced that Steve Oblak, Chief Commercial Officer, will retire from Wayfair in Q1 2024 after 14 years of leadership. It announced the planned appointment of Jon Blotner to the role of Chief Commercial Officer and also shared details on quarter-to-date business trends, which continue to improve in spite of a difficult macro environment.

“Steve has served as a critical part of our leadership team and played a pivotal role in Wayfair’s growth, helping us grow from a $250 million business when he joined to $12 billion in net revenue today. He oversaw countless milestones, from helping to launch the Wayfair brand as we brought together hundreds of sites into a single platform, to launching new categories, business lines, and geographies while overseeing our North American and European businesses, to leading our debut into physical retail,” noted Niraj Shah, CEO, Co-Chairman and Co-Founder, Wayfair. “He leaves us in great hands with Jon, who has been instrumental in building and growing a wide range of our commercial offerings over the last seven years. I look forward to seeing Jon take the helm of our Commercial organization and build on this momentum as we further solidify our position as the leader in Home.”

“It's been an honor to be part of Wayfair's growth story and a member of this incredible team,” said Oblak. “The journey has been amazing and life changing. We have a huge opportunity ahead and I'm confident in our future. Jon is uniquely qualified to lead Commercial, and I'm excited to see him bring his passion, energy and creativity to Wayfair's long-term opportunities with a long-term ownership mindset.”

The company also shared that quarter-to-date gross revenue is strengthening, and is now trending in the negative mid single digit percentage range year-over-year. This improvement relative to the company’s last business update has been driven by total order growth turning positive year-over-year during the period, offsetting lower average order values and the impact of deflation.

“We have been very pleased by how our team's efforts have rekindled the flywheel that has powered our business for 20 years,” continued Shah. "Our core Commercial offering is stronger than ever and we see momentum in the topline as our vast selection, sharp pricing, and fast, seamless delivery all resonate with customers to drive better results. We continue to take market share and execute tightly against our cost efficiency plan, driving us to Adjusted EBITDA profitability in Q2. It's nice to be on offense again, and we’re excited about the opportunity ahead."

Jon Blotner brings to the CCO role nearly two decades of experience growing retail businesses, technology offerings and services while also building, operating and scaling high-performing teams across a diverse range of functions. To date at Wayfair, he has overseen the company’s Exclusive Brands and Specialty Retail Brands, which include AllModern, Joss & Main and Birch Lane, as well as its Visual Media, 3D Operations and Technology, Merchandising as a Service, Advertising, and Supplier Acquisition and Onboarding functions. Before joining Wayfair, Jon served as President of Gemvara.com until it was acquired by Berkshire Hathaway in 2016. Prior to Gemvara, Jon worked for Bain & Company in Boston, Mass. Blotner will serve as incoming CCO beginning July 2023 and will formally assume the CCO role in October 2023.

“I am honored to be named Wayfair’s Chief Commercial Officer and lead our highly-talented Commercial team,” said Blotner. “Wayfair has built a platform that is unrivaled in the Home space and we have a significant market opportunity ahead. I look forward to continuing to drive innovation across our core customer and supplier experiences and further expand our omnichannel presence so that we can meet our customers wherever they are with the absolute best shopping experience in our category.”

About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair: Everything home — for a space that's all you.
•Joss & Main: The ultimate style edit for home.
•AllModern: All of modern, made simple.
•Birch Lane: A fresh take on the classics.
•Perigold: An undiscovered world of luxury design.
•Wayfair Professional: Just right for Pros.
Wayfair generated $12.0 billion in net revenue for the twelve months ended March 31, 2023 and is headquartered in Boston, Massachusetts with global operations.

Wayfair Media Relations Contact:
Susan Frechette
PR@Wayfair.com
Wayfair Investor Relations Contact:
James Lamb
IR@Wayfair.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release including, but not limited to, statements regarding our future results of operations and financial position, including the achievement and timing of Adjusted EBITDA profitability, our investment plans and anticipated returns on those investments, our business strategy, plans and objectives of management for future operations, including positive gross revenue and order volume trends and improvements in market share, and the impact of macroeconomic factors and our response to such factors, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goal,” “target," “projects,” “contemplates,” “returning,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.